Exhibit 10.2

YAHOO! INC.

1996 DIRECTORS’ STOCK PLAN

(as amended and restated on April 26, 2012)

1.	Purposes of the Plan. The purposes of this 1996 Directors’ Stock Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

Awards granted on or after the Effective Date shall be made under this version of the Plan and not under the Plan as previously in effect. For the terms and conditions of the Plan applicable to Awards granted under the Plan before the Effective Date (except as expressly provided herein), refer to the version of the Plan in effect as of the date such Award was granted. Notwithstanding the foregoing, the April 2012 amendments to the Plan apply as to all Awards outstanding under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:

“Annual Meeting” means the annual meeting of the Company’s stockholders for the applicable year. If more than one such meeting occurs for a particular year, the Annual Meeting for that year means only the first such meeting for that year. In the event that an Annual Meeting for a particular year is adjourned, the date of the Annual Meeting for that year for purposes of the Plan shall be the date that corresponds to the portion of Annual Meeting at which Directors were elected.

“Applicable Laws” means any legal requirements of all state and federal laws, including without limitation securities laws and the Code, relating to the administration of stock incentive plans such as the Plan.

“Award” means an award of Options or Restricted Stock Units (each as defined below).

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Company” means Yahoo! Inc., a Delaware corporation.

“Continuous Service as a Director” means the absence of any interruption or termination of service as a Director.

“Director” means a member of the Board.

“Director Fees” means the amount of all compensation payable to a Director for services as a member of the Board (including service on any Board committee) that, but for any election made by such Director to receive such compensation in the form of an Award under Section 11 of the Plan, would have been payable in cash to such Director.

“Effective Date” means the date of the 2010 Annual Meeting.

“Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of compensation by the Company for service as a Director does not, alone, constitute “employment” of the Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq Global Market and Nasdaq Global Select Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the date of determination (if for a given day no sales were reported, the closing sales price for a share of Common Stock for the next preceding day on which sales of Common Stock were reported shall be used), as such price is reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Common Stock is listed on the Nasdaq Stock Market (but not on the Nasdaq Global Market or Nasdaq Global Select Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

“Option” means a stock option granted pursuant to the Plan. All Options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

“Outside Director” means a Director who is not an Employee.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means an Outside Director who receives an Award.

“Plan” means this 1996 Directors’ Stock Plan (formerly known as the “1996 Directors’ Stock Option Plan”).

“Restricted Stock Unit” means the right to receive one Share, subject to the terms and conditions hereof.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Total Disability” means a total and permanent disability within the meaning of Section 22(e)(3) of the Code.

“Vesting Date” with respect to a particular Award granted pursuant to Section 4(b)(ii) means the last day of each of the four three-month periods following the date on which the Award is granted; provided, however, that the fourth such “Vesting Date” as to the Award shall be the first to occur of the first anniversary of the date of grant of the Award or the day before the Annual Meeting for the calendar year following the year in which the Award is granted.

3.	Stock Subject to the Plan.

(a)	Share Limits. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan (including Shares issued before the Effective Date) is 8,800,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares issued in payment of any Restricted Stock Units granted under the Plan shall be counted against the Pool as 1.75 shares for every one Share actually issued in payment of such Restricted Stock Units. (For example, if 100 Shares were issued in payment of Restricted Stock Units granted under the Plan, 175 Shares shall be charged against the Pool in connection with that payment.)

(b)

Reissue of Shares. To the extent that an Award is settled in cash or a form other than Shares, the Shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Shares available for issuance under the Plan. In the event that shares of Common Stock are delivered in respect of a Dividend Equivalent right granted under the Plan, only the actual number of shares delivered with respect to the Award shall be counted against the share limits of the Plan. (For purposes of clarity, if 1,000 Dividend Equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Pool.) In connection with the exercise of an Option, the number of underlying Shares as to which the exercise relates shall be counted against the applicable Share limits under Section 3(a), as opposed to only counting the Shares actually issued. (For purposes of clarity, if an Option relates to 100,000 Shares and is exercised in full at a time when the net number of Shares due to the Participant (after any netting of Shares to cover the exercise price and/or tax withholding) is 15,000 Shares, 100,000 Shares shall be counted against the Pool with respect to such exercise.) Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent Awards under the Plan.

4.	Administration of and Grants of Awards Under the Plan.

(a)	Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b)	Procedure for Grants. Except as provided in Section 11, all grants of Awards hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)	Subject to the Board’s amendment authority pursuant to Section 15(a), no person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors.

(ii)	On the date of each Annual Meeting of the Company’s Stockholders which occurs on or after the Effective Date and immediately following which an Outside Director is serving on the Board, such Outside Director shall be automatically granted an Award of a number of Restricted Stock Units determined by dividing (A) $220,000 by (B) the Fair Market Value of the Common Stock on the date of grant, such number to be rounded down to the nearest whole number of Restricted Stock Units.

(iii)	In addition, each Outside Director who first becomes an Outside Director at any time on or after the Effective Date and other than in connection with an Annual Meeting shall be automatically granted, on the date he or she first becomes an Outside Director, an Award of a number of Restricted Stock Units determined by multiplying (A) the quotient obtained by dividing $220,000 by the Fair Market Value of the Common Stock on the date of grant, by (B) a fraction, the numerator of which shall be the number of days remaining in the 365-day period following the most recent Annual Meeting, and the denominator of which shall be 365 (but in no event shall such fraction be greater than one (1)), such number to be rounded down to the nearest whole number of Restricted Stock Units; provided, however, that an Outside Director shall not be eligible to receive an Award pursuant to this Section 4(b)(iii) if he or she was an Employee at any time during the six (6) month period ending with the date on which he or she first became an Outside Director.

(iv)

Notwithstanding the provisions of subsections (ii) and (iii), in the event that the automatic grant of one or more Awards on any given date pursuant to either such subsection would cause the number of Shares subject to outstanding Awards plus the number of Shares previously delivered in respect of Awards granted under the Plan to exceed the Pool, then the number of Shares to be subject to any Award granted on such date shall be determined by multiplying (A) the total number of Shares remaining available under the Plan before giving effect to any Award grants on such date, by (B) a fraction, the numerator of which shall be the number of Shares that would otherwise be subject to such Award pursuant to subsection (ii) or (iii) hereof, as applicable, and the denominator of which shall be the number of Shares that would otherwise be subject to all Awards automatically granted on such date pursuant to such subsection. Any further automatic grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

(v)	Any Restricted Stock Unit Award granted under subsection (ii) shall become non-forfeitable in installments as to one-fourth of the Restricted Stock Units subject to the Award on each Vesting Date applicable to the Award. Any Restricted Stock Unit Award granted under subsection (iii) shall become non-forfeitable in a number of installments equal to the number of Vesting Dates (determined with reference to the Awards granted under subsection (ii) at the last Annual Meeting to occur) from the date of grant of such Award through and including the next Annual Meeting, with a portion of the Award (determined by dividing the total number of Restricted Stock Units subject to the Award by the number of such installments) to become non-forfeitable on each such Vesting Date. All Restricted Stock Unit Awards granted hereunder shall be paid in accordance with Section 10 of the Plan. In addition, each Award granted under the Plan that is outstanding and unvested on the Effective Date shall continue to vest as otherwise scheduled pursuant to the terms of the Plan as in effect at the time such Award was granted; provided, however, that as to any such Award that was previously granted in connection with an Annual Meeting (as opposed to the date the recipient first became an Outside Director), the fourth and final installment of the Award shall vest on the first to occur of the first anniversary of the date of grant of the Award or the day before the Annual Meeting for the calendar year following the year in which the Award is granted, provided that the recipient of the Award serves on the Board until the applicable vesting date.

(vi)	The Board may at any time prospectively change the timing, grant levels, vesting and other provisions of the automatic grants provided in this Section 4(b) without stockholder approval. For avoidance of doubt, the Board may provide on a prospective basis for such automatic grants to consist of Options only, Restricted Stock Unit Awards only, or a combination of Options and Restricted Stock Unit Awards on such terms and conditions, subject to the share limits of Section 3 and the other express limits of the Plan, as may be established by the Board.

(c)	Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with the provisions hereof, the Fair Market Value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board has discretion to accelerate the vesting of any or all Awards granted under the Plan in such circumstances as it, in its discretion, deems appropriate.

(d)	Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

(e)

Suspension or Termination of Award. If the Board reasonably believes that a Participant has committed an act of misconduct, the Board may suspend the Participant’s right to exercise any Option or otherwise receive any Shares or other payment in respect of any Award granted to such Participant pending a determination by the Board. If the Board (excluding the Participant accused of such misconduct) determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise or receive payment of any Award whatsoever. In making such determination, the Board shall act fairly and shall give the Participant an opportunity to appear and present evidence on the Participant’s behalf at a hearing before the Board or a committee of the Board.

5.	Eligibility. Awards may be granted only to Outside Directors. Except as provided in Section 11, all Awards shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.	Term of Plan. The Plan shall continue in effect until September 1, 2019 unless sooner terminated under Section 15 of the Plan.

7.	Term of Options. The term of each Option shall be seven (7) years from the date of grant thereof.

8.	Option Exercise Price and Consideration.

(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)	Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9.	Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder. Except as provided in Section 11(a), any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company (or such other administrative exercise procedures as the Board may implement from time to time have been completed) by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(b) hereof. Until such Shares are actually issued to and held of record by the Participant, the Participant shall have no right to vote or receive dividends or any other rights as a stockholder with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date such Shares are issued, except as provided in Section 13. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)	Accelerated Vesting on Death or Disability. If the Outside Director ceases to serve as a Director due to the Director’s death or Total Disability, his or her Options, to the extent then outstanding and unvested, shall be fully vested and exercisable as of the date of such cessation of service.

(b)	Termination of Status as a Director. If an Outside Director ceases to serve as a Director for any reason, he or she may, but only within one (1) year after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination (after giving effect to any acceleration of vesting that may apply in the circumstances). Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

10.	Restricted Stock Units.

(a)	Lapse of Restrictions; Termination of Service. Subject to this Section 10(a) and except as otherwise provided in Section 11(b), any Award of Restricted Stock Units granted hereunder shall become non-forfeitable at such times as are set forth in Section 4(b) hereof. In the event of the termination of a Participant’s Continuous Service as a Director for any reason, any Restricted Stock Units held by such Participant as to which the restrictions in accordance with Section 4(b) hereof have not lapsed prior to the termination of the Participant’s Continuous Service as a Director shall be automatically forfeited by the Participant as of the date of such termination; provided, however, that if such termination is due to the Participant’s death or Total Disability, his or her Restricted Stock Units, to the extent then outstanding and unvested, shall be fully vested as of the date of such termination. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited.

(b)	No Rights as a Stockholder. Restricted Stock Units are bookkeeping entries only. A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Restricted Stock Units, except as expressly provided in Section 10(c) with respect to dividend equivalent rights.

(c)	Dividend Equivalent Rights. As of any date that the Company pays an ordinary cash dividend on its Common Stock, each Participant shall automatically be granted under the Plan a number of additional Restricted Stock Units equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the number of outstanding and unpaid Restricted Stock Units (whether or not non-forfeitable) held by such Participant under the Plan as of the related dividend payment record date, divided by (iii) the Fair Market Value of a share of Common Stock on the date of payment of such dividend. Any Restricted Stock Units granted pursuant to the foregoing provisions of this Section 10(c) shall be subject to the same vesting, payment (including, without limitation, any election by the Participant to defer payment pursuant to Section 10(e)) and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate.

(d)	Timing and Manner of Payment of Restricted Stock Units. Subject to Sections 10(e) and 13(b) hereof, with respect to any Restricted Stock Units granted to a Participant that become non-forfeitable pursuant to the terms hereof, such Restricted Stock Units shall be paid on or as soon as practicable after (and in all events within two and one-half months after) the earlier of (i) the date such Participant’s Continuous Service as a Director terminates, or (ii) the last Vesting Date applicable to the Award of such Restricted Stock Units (the earlier of such dates, the “Payment Date”), such payment to be made by the Company delivering to the Participant a number of Shares equal to the number of the Restricted Stock Units being paid on the Payment Date. The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Participant. Delivery of any certificates will be made to the Participant’s last address reflected on the books of the Company unless the Company is otherwise instructed in writing. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.

(e)

Deferral of Payment of Restricted Stock Units. Notwithstanding any provision of Section 10(d) or 11(b) to the contrary, a Participant granted an Award of Restricted Stock Units under the Plan may irrevocably elect, not later than the December 31 that precedes the calendar year in which such Award is granted and on a form and in a manner prescribed by the Company, that such Restricted Stock Units shall be paid on (i) the date such Participant’s Continuous Service as a Director terminates, (ii) any date elected by the Participant that is not earlier than January 1 of the second year following the year in which the Award is granted, or (iii) the first to occur of the dates referred to in the foregoing clauses (i) and (ii). In the event of any such election, the payment date timely elected by the Participant shall be the “Payment Date” with respect to the Restricted Stock Units covered by the election.

11.	Awards in Lieu of Cash Payment of Fees. Prior to the December 31 that precedes the calendar year during which any Director Fees are earned by an Outside Director (or such earlier date as may be prescribed by the Company), the Outside Director may elect, on a form and in a manner prescribed by the Company, to exchange the right to receive payment of such Director Fees in cash for the grant of an Award under the Plan pursuant to either Section 11(a) or 11(b) below.

(a)	Stock Option. The Outside Director may elect to be granted an Option with respect to the number of Shares determined by dividing (i) three (3) times the amount of the Director Fees being exchanged for the Option, by (ii) the Fair Market Value of a Share as of the date of such exchange. The Option shall be granted on the last day of the calendar quarter for which the applicable Director Fees would have otherwise been paid (or such other date as the Board may determine appropriate) and shall be exercisable immediately upon the date of grant. Except as expressly provided herein, any Option granted pursuant to this Section 11(a) shall be subject to all of the provisions of the Plan applicable to Options granted under the Plan.

(b)	Restricted Stock Unit Award. The Outside Director may elect to be granted an Award of Restricted Stock Units. The number of Restricted Stock Units to be covered by such Award shall be determined by dividing (i) the amount of the Director Fees being exchanged for the Award, by (ii) the Fair Market Value of a Share as of the date of such exchange. The Restricted Stock Units shall be granted on the last day of the calendar quarter for which the applicable Director Fees would have otherwise been paid (or such other date as the Board may determine appropriate). Such Restricted Stock Units shall be fully non-forfeitable as of the date of grant. Subject to Sections 10(e) and 13(b) hereof, such Restricted Stock Units shall be paid on or as soon as practicable after (and in all events within two and one-half months after) the earlier of (i) the date such Participant’s Continuous Service as a Director terminates, or (ii) the first anniversary of the date such Restricted Stock Units are granted (the earlier of such dates, the “Payment Date”), such payment to be made by the Company delivering to the Participant a number of Shares equal to the number of the Restricted Stock Units being paid on the Payment Date.[1] Except as expressly provided herein, any Restricted Stock Units granted pursuant to this Section 11(b) shall be subject to all of the provisions of the Plan applicable to Awards of Restricted Stock Units granted under the Plan.

12.	Nontransferability of Awards. Awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by a Participant does not constitute a transfer. An Option may be exercised during the lifetime of a Participant only by the Participant or a transferee permitted by this Section 12.

[1]	For purposes of clarity, this payment schedule applies to the payment of Restricted Stock Units granted in lieu of Director Fees earned by a Participant during 2011 and thereafter. The “Payment Date” for Restricted Stock Units granted in lieu of Director Fees earned by a Participant during 2010 will be the earlier of (i) the date such Participant’s Continuous Service as a Director terminates, or (ii) the third anniversary of the date such Restricted Stock Units are granted (subject to any deferral election made by the Participant pursuant to the Plan as to such Restricted Stock Units or earlier payment of such Restricted Stock Units pursuant to Section 13(b) in connection with a Corporate Transaction).

13.	Adjustments upon Changes in Capitalization; Corporate Transactions.

(a)	Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each outstanding Option, shall, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards, be equitably and proportionately adjusted for any dividend of stock or other property, or extraordinary cash dividend, by the Company, any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Award.

(b)	Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged (a “Corporate Transaction”), at the time of adoption of the plan for such Corporate Transaction, the Company shall:

•

in the case of outstanding Options, provide for either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such Corporate Transaction, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such Corporate Transaction; and

•

in the case of outstanding Restricted Stock Units, provide that, immediately prior to the effectiveness of such Corporate Transaction, all such Restricted Stock Units (A) to the extent that such Restricted Stock Units are not then non-forfeitable, shall become non-forfeitable, and (B) shall be paid in an equivalent number of Shares; provided, however, that payment shall be made in respect of a Corporate Transaction pursuant to the foregoing clause (B) only if such Corporate Transaction constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code; and provided further, that in the event the foregoing proviso is not satisfied, payment shall be made at the time otherwise provided herein.

14.	Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4(b) or Section 11 hereof, as applicable. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

15.	Amendment and Termination of the Plan.

(a)

Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement or any applicable Stock Exchange requirement with which the Board intends the Plan to comply or if such amendment constitutes a “material amendment.” For purposes of the Plan, a “material amendment” shall mean an amendment that (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the number of securities that may be issued under the Plan, (iii) materially modifies the requirements for participation in the Plan, or (iv) is otherwise deemed a material amendment by the Board pursuant to any Applicable Law or applicable accounting or Stock Exchange rules; provided, however, that the Board may, in its sole discretion but subject to the share limits of Section 3 and the other express limits of the Plan, at any time prospectively make any of the changes contemplated by Section 4(b)(vi) above without the approval of the Company’s stockholders, and any such change shall not be considered a “material amendment” for purposes of this Section 15(a).

(b)	Amendments to Awards. Without limiting any other express authority of the Board under (but subject to) the express limits of the Plan, the Board may waive conditions of or limitations on Awards that the Board in the prior exercise of its discretion has imposed, without the consent of the Award recipient, and (subject to the requirements of Section 15(c)) may make other changes to the terms and conditions of Awards. Notwithstanding the foregoing and except for an adjustment pursuant to Section 13(a) or a repricing approved by stockholders, in no case may the Board (1) amend an outstanding Option to reduce the exercise price or grant price of the Award, (2) provide for the cancellation, exchange, or surrender of an outstanding Option in exchange for cash or other awards for the purpose of repricing the Award, or (3) provide for the cancellation, exchange, or surrender an outstanding Option in exchange for an Option with an exercise or grant price that is less than the exercise or grant price of the original Award.

(c)	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Award recipient, affect in any manner materially adverse to such recipient any rights or benefits of such recipient or obligations of the Company under any Award granted under the Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 13 shall not be deemed to constitute changes or amendments for purposes of this Section 15(c).

16.	Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of any Award granted under the Plan unless the exercise or payment of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any Stock Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise or payment of any Award, the Company may require the person exercising or receiving payment of such Award to represent and warrant at the time of any such exercise or payment that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17.	Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.	Award Agreement. Awards shall be evidenced by written award agreements in such form as the Board shall approve.

19.	Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

20.	Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

21.	Construction. The Plan and any agreement evidencing any Award granted hereunder shall be construed and interpreted to comply with Section 409A of the Code. The Company reserves the right to amend the Plan and any such agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of Awards granted hereunder in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder.